UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2002

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

91-1962278
(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 654-7400
(Telephone Number)

SILICON VALLEY BANCSHARES

FORM 8-K

October 25, 2002

Item 9:  Regulation FD Disclosure

                On October 17, 2002, Silicon Valley Bancshares (the “Company”) held a conference call relating to its earnings release for the three months ended September 30, 2002. During the conference call, a question regarding the Company’s exposure in venture capital investments was asked, and Lauren Friedman, the Company’s Chief Financial Officer, erroneously responded that the total exposure for venture capital investments was approximately $18 million, representing $14.7 million in direct investments and $3 million in venture capital funds.  The correct response is that the Company has total exposure of $35.2 million, comprised of $24.1 million in venture capital investments, $7.4 million in private equity investments and $3.7 million in funds under management.  A replay of the conference call is available on the Company’s website at www.svb.com and an unofficial transcript of the call is attached as Exhibit 99.1 hereto.  This exhibit is not filed but is furnished pursuant to Regulation FD.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SILICON VALLEY BANCSHARES

(Registrant)

By:	/s/ Lauren A. Friedman
Lauren A. Friedman
Chief Financial Officer

Date:  October 25, 2002